ADVISORY AGREEMENT
                               ------------------


                  AGREEMENT made as of July 24, 1998 1998, between Millenium Seacarriers, Inc., a Cayman Islands company ("MSI"), and Millenium Advisors, L.L.C. (the "Advisor"), a New York limited liability company and member of Millenium Management, Inc. ("MMI"), a Cayman Islands company and sole shareholder of MSI.

                  WHEREAS, MMI is making an equity contribution to MSI in conjunction with the consummation of MSI's $100 million mortgage notes offering (collectively, the "Transaction");

                  WHEREAS, MSI and its subsidiaries (collectively, the "Company"), upon consummation of the Transaction, will be (and certain predecessor companies and affiliates of the Company currently are) engaged in the international shipping business, through the ownership, operation and management of a fleet of handysize and handymax drybulk carriers, and the Advisor, through its principals and affiliates, is experienced in corporate finance, financial and investment management and merchant and investment banking; and

                  WHEREAS, the Company desires, upon consummation of the Transaction, to retain the Advisor to provide corporate finance advice, financial and investment management and merchant and investment banking services, and executive compensation planning to the Company upon the terms and conditions hereinafter set forth, and upon consummation of the Transaction, the Advisor is willing to undertake such obligations

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

                  1.       APPOINTMENT.

                  The Company hereby agrees, upon consummation of the Transaction, to engage the Advisor, and the Advisor hereby agrees, upon consummation of the Transaction and under the terms and conditions set forth herein, to provide certain services to the Company as described in Section 2 hereof.

                  2.       DUTIES OF ADVISOR.

                  2.1 CONSULTING SERVICES. The Advisor shall from time to time provide the Company with consulting services (collectively, the "Consulting Services) related to the following:

                  (i)      corporate finance, including

                           (a)      advice on general matters involving
                                    corporate finance;

                           (b) plan for an appropriate and efficient capital structure for the Company;
                           (c) work with management to analyze specific investment opportunities and capital structure alternatives;
                           (d) develop and upgrade the financial budgeting and forecasting process; and

                  (ii) financial and investment management and merchant and investment banking, including

                           (a)      analysis of specific investment
                                    opportunities, expected return scenarios, and capital structure alternatives;


                           (b) identification and implementation of merger and acquisition opportunities for the Company, for which the Advisor may receive additional consideration pursuant to Section 2.2(v) hereof;

                           (c)      assistance with negotiation of loan
                                    documentation and other financial contracts
                                    (including amendments thereto) and lender relationships on an ongoing basis;

                           (d) advice regarding acquisition strategies and responses to external proposals;

                           (e)      advice regarding additional capital
                                    requirements; and

                  (iii)    executive compensation planning, including

                           (a) design and development of incentive and bonus programs for management team;

                           (b) assistance with senior executive hiring decisions; and (c) design and development of employee equity programs.

                  Without limiting any of the foregoing, representatives of the Advisor may participate on the Boards of Directors and Board committees of, MSI and certain of its affiliates.

                  2.2 EXCLUSIONS FROM "CONSULTING SERVICES". Notwithstanding anything in the foregoing to the contrary, the following services are specifically excluded from the definition of "Consulting Services," regardless of whether any employee of the Advisor is qualified to perform such services:

               INDEPENDENT ACCOUNTING SERVICES. Accounting services rendered to the Company or the Advisor with prior notice and consultation with the Company's management, by an independent accounting firm or accountant;

                           INDEPENDENT ACTUARIAL SERVICE.  Actuarial services
rendered to the Company or the Advisor with prior notice and consultation with the Company's management, by an independent actuarial firm or actuary;

                           INDEPENDENT APPRAISAL SERVICES.  Appraisal services
rendered to the Company or the Advisor with prior notice and consultation with the Company's management, by an independent appraisal firm or appraiser;

                           (iv)     LEGAL SERVICES.  Legal services rendered to
the Company or the Advisor with prior notice and consultation with the Company's management, by an independent law firm or attorney; and

                           (v)      TRANSACTION SERVICES.  To the extent the
Company determines that it desires the services of any third party financial advisor, services in connection with any transaction (excluding the acquisition or sale of vessels) in which the Company or any of its subsidiaries may be, or may consider becoming, involved (including, without limitation, an initial public offering of the Company), it is understood that the Advisor shall have the right of first refusal concerning all opportunities to perform, for additional compensation, any of such transaction-related services. Such right must be exercised within 30 business days after receipt by the Advisor of a copy of such offer from any third party financial advisor by Advisor's written indication of its interest in such a transaction, in which case the Company shall pay, or cause to be paid, compensation to the Advisor equal to the fee payable pursuant to such offer (the "Transaction Fee"). The Transaction Fee shall be payable in cash at the consummation of any transaction unless the parties hereto shall mutually agree otherwise. The Advisor may delegate any of its rights hereunder to any affiliated entity.

In addition to the foregoing, the parties acknowledge that the Advisor will not be obligated to perform vessel management services for any of the Company's vessels, which services will be provided by MMI pursuant to the terms of a separate management agreement.

                  2.3 POWERS OF THE ADVISOR. So that it may properly perform its duties hereunder, the Advisor shall, subject to Section 2.4 hereof, have the power to represent the Company and do all things necessary and proper to carry out the duties set forth in Section 2 hereof.

                  2.4 LIMITATIONS ON THE ADVISOR'S POWERS. Notwithstanding anything herein to the contrary, the Advisor's responsibilities are consultative only, and the Advisor shall have no power to take any action on behalf of the Company, or to cause the Company to be responsible for taking any action.

                  2.5 ACTIVITIES OF THE ADVISOR AND OTHERS. The Advisor and it's affiliates may engage, simultaneously with their advisory services on behalf of the Company, in other businesses, and may render services similar to those described in this Agreement for other individuals, companies, trusts or persons, and shall not by reason of such engaging in other businesses or rendering of services for others be deemed to be acting in conflict with the interests of the Company. Notwithstanding the foregoing, the Advisor shall devote sufficient time to providing the Consulting Services as the Advisor deems necessary. The officers, directors, employees or members of the Advisor, in their individual capacities, may be officers, directors, employees or members of the Company (or any of its affiliates), but shall not be deemed thereby to have interests that are in conflict with the interests of the Company. MSI acknowledges that the Advisor will serve as management company to Millenium

Investment, Inc., a Cayman Islands company and member of MMI ("MII"), pursuant to which the Advisor may provide services similar to the Consulting Services to MII.

                  3.       COMPENSATION OF ADVISOR.

                  3.1 COMPENSATION STRUCTURE. During the term of this Agreement and as compensation for services provided hereunder for the Company (but explicitly excluding any services as may be performed by the Advisor pursuant to
Section 2.2(v) hereof), MSI agrees to pay the Advisor on a quarterly basis in advance, payable on the first business day of each calendar quarter (other than the first payment hereunder, which shall be made on the date of the closing of the Transaction), (i) through the latest to occur between (y) the first full eight quarters following consummation of the Transaction and (z) an initial public offering of MMI, $300,000 per year (or $75,000 per quarter), appropriately pro rated for partial periods, and (ii) thereafter, $150,000 per year (or $37,500 per quarter), appropriately pro rated for partial periods.

                  3.2 EXPENSE REIMBURSEMENT. In addition to the foregoing compensation payable by MSI, MSI shall reimburse the Advisor (or cause the Advisor to be reimbursed), upon request, for any and all customary and reasonable out-of-pocket expenses incurred by the Advisor in the performance of its services pursuant to this Agreement, including any fees or disbursements to its counsel; PROVIDED, HOWEVER, that such reimbursement obligation shall not exceed $10,000 in any calendar year without the approval of MSI.

                  4.       GENERAL CONDITIONS.

                  4.1 Any advice (written or oral) rendered by the Advisor pursuant to this Agreement is solely for the benefit of the Company in the context of the matters described in this Agreement and may not be disclosed without the prior written consent of the Advisor.

                  4.2 The Advisor agrees to keep confidential all material non-public information that the Advisor receives or develops concerning the Company or its affiliates, their business, assets, properties, technologies, condition and prospects and to disclose that information only with the prior consent of the Company or as required by law or legal process.

                  4.3 The Advisor shall have no obligation to make any independent appraisals of assets or liabilities or any independent verification of the accuracy or completeness of any information provided it in the course of this engagement and shall have no liability in regard thereto.



                  5. TERM AND TERMINATION OF AGREEMENT.

                           (a)      This Agreement shall be for a term of seven
(7) years from the date hereof, and shall automatically renew from year to year thereafter unless terminated as described in paragraph (b) of this Section 5.

                           (b)      If MII and its affiliates and members shall
own less than 8% (adjusted for share splits, share dividends share issuance or similar transactions) of the outstanding common equity of MMI, this Agreement shall be subject to renegotiation by the Board of Directors of MSI.

                           (c)      Not withstanding the foregoing, it is
understood that the provisions relating to compensation, expenses, indemnification and exculpation shall survive any such expiration or termination.

                  6.       LIABILITY; INDEMNITY.

     The Advisor is not and never shall be liable to any creditor of the Company. In addition to the compensation and expenses that MSI has agreed to pay for the services to be performed pursuant to this Agreement, the Company agrees (and MSI agrees): (i) to indemnify and hold the Advisor (which term for the purposes of this Agreement includes its controlling persons, members, directors, officers, employees, agents and representatives) harmless against and from all losses, claims, damages or liabilities, joint or several (and all action, claims, proceeds and investigations in respect thereof), to which the Advisor may become subject in connection with its performance of the services described in this Agreement; (ii) that the Advisor will not be culpable for and will have no liability to the Company for or with respect to any and all losses, claims, damages or liabilities, joint or several, of the Company incurred in connection with the Advisor's performance of the services described in this Agreement; and
(iii) in each case to reimburse the Advisor for all reasonable legal and other out-of-pocket expenses (including the cost of investigation and preparation) as and when incurred by the Advisor arising out of or in connection with any action, claim, proceeding or investigation (whether initiated or conducted by the Company or any other party) in connection therewith, whether or not resulting in any liability (and whether or not the Advisor is defendant in, or target of, any such action, claim, proceeding or investigation); PROVIDED, HOWEVER, that the Company shall not be liable to the Advisor pursuant to clause
(i) and (iii) above and the Company's exculpation of the Advisor pursuant to clause (ii) above shall not apply in any such case to the extent that any such loss, claim, damage or liability is found in a final judgement by a court of competent jurisdiction to have resulted from the Advisor's gross negligence, bad faith, or willful misconduct or any other indemnified person hereunder or a material breach of this Agreement, and amounts paid and reimbursement of expenses under (iii) above shall be refunded. If for any reason the foregoing indemnification (including reimbursement pursuant to clause (iii) above) or the exculpation is unavailable to the Advisor or insufficient to hold it harmless (other than by reason of the proviso to the preceding sentence), then the Company shall contribute to the amount paid or payable by the Advisor as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Advisor on the other hand but also the relative fault of the Company and the Advisor as well as any relevant equitable considerations, PROVIDED that, in no event, will the Advisor's aggregate contribution hereunder exceed the amount of compensation actually received by the Advisor pursuant to this Agreement. The indemnity, exculpation, reimbursement and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall survive any termination of this Agreement, and shall be binding upon and extend to the benefit of any successors, assigns, heirs and personal representatives of the Company and the

Advisor.

                  7.       ASSIGNMENT.

                  This Agreement shall be binding upon and inure to the benefit of the parties' successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may be transferred or assigned by either party hereto, except that (a) if the Company shall merge or consolidate with or into, or sell or otherwise transfer substantially all its assets to, another corporation that assumes the Company's obligations under this Agreement, the Company may assign its rights hereunder to that corporation, and
(b) the Advisor may assign its rights and obligations hereunder to any affiliated person or entity. Any attempted transfer or assignment in violation of this Section 7 shall be void.

                  8. RELATIONSHIP OF THE PARTIES.

                  Nothing contained in this Agreement is intended or is to be construed to constitute the Advisor and the Company as partners or joint venturers or either party as an employee of the other party. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party. The services to be performed by the Advisor hereunder are consultation services only. The Company shall at all times be free to accept or reject the advice rendered by the Advisor hereunder in its sole discretion.

                  9.       MISCELLANEOUS.

                  9.1 ARMS-LENGTH AGREEMENT. The Company and the Advisor each represents, warrants and agrees to the other that this Agreement constitutes an arms-length agreement between the Company and the Advisor. The Company understands the method of compensation provided for herein.

                  9.2 AMENDMENT AND WAIVERS. This Agreement may be amended or waived only by a writing signed by both parties, and then such consent shall be effective only in the specific instance and for the specific purpose for which given.

                  9.3 NOTICES. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally or sent by telecopy, or when mailed, if sent by registered or certified mail, return receipt requested, postage prepaid.

                                    (i)     if to MSI or the Company, to MSI at:
                                            c/o Maple & Calder
                                            P.O. Box 309
                                            George Town, Grand Cayman
                                            Cayman Islands, British West Indies
                                            Attention:  Gareth Griffiths

                                    (ii)    if to the Advisor, to it at:
                                            450 Park Avenue, Suite 2103
                                            New York, New York  10022
                                            Attention:  Connor O'Brien

or at such other address as any party shall have specified by notice in writing to the others.

                  9.4 EFFECTIVENESS OF AGREEMENT; ENTIRE AGREEMENT. The terms of this Agreement shall become effective upon the consummation of the Transaction. This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                  9.5 SECTION HEADINGS. The section headings contained herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  9.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  9.7 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, regardless of the law that might be applied under principles of conflicts of law.

                  9.8 SEVERABILITY. Any section, clause, sentence, provision, subparagraph or paragraph of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be confined to the section, clause, sentence, provision, subparagraph, or paragraph so held to be invalid, illegal or ineffective.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                         MILLENIUM SEACARRIERS, INC.



                                         By:   /s/ Vassilios M. Livanos
                                              ----------------------------------
                                              Name:  Vassilios M. Livanos
                                              Title: President


                                         MILLENIUM ADVISORS, L.L.C.



                                         By:   /s/ Connor O'Brien
                                              ----------------------------------
                                               Name:  Connor O'Brien
                                               Title: Managing Member